UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2009, PAETEC Holding Corp. (the “Company”) and its wholly-owned subsidiaries entered into a number of material definitive agreements and material amendments to certain material definitive agreements in connection with the closing of the Company’s previously announced offering of senior secured notes.

Senior Secured Notes Indenture

On June 29, 2009, the Company entered into an Indenture, dated as of June 29, 2009 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein, and The Bank of New York Mellon, as trustee (the “Trustee”), pursuant to which the Company issued $350 million in aggregate principal amount of its 8 7/8% Senior Secured Notes due 2017 (the “Notes”).

The Company sold the Notes at an offering price of 96.549% of the principal amount of the Notes in an offering exempt from the registration requirements of the Securities Act of 1933. The closing of the sale took place on June 29, 2009. The Company applied the proceeds of the offering, together with cash on hand, to repay approximately $330.5 million principal amount of outstanding term loans under the Company’s existing senior secured credit facilities and to pay related fees and expenses. Immediately following the application of the offering proceeds, term loans in an aggregate principal amount of approximately $242.1 million remained outstanding under the senior secured credit facilities, and revolving loans in an aggregate principal amount of $50 million were outstanding under the Company’s $50 million revolving credit facility.

The Notes accrue interest at a rate of 8 7/8% per year from June 29, 2009. Interest is payable semi-annually in cash in arrears on June 30 and December 31 of each year, commencing on December 31, 2009. The Notes will mature on June 30, 2017.

The Company may redeem some or all of the Notes, at any time before June 30, 2013, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the Notes, at any time on or after June 30, 2013, at specified redemption prices declining from 104.438% to 100% of their principal amount. In addition, before June 30, 2012, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108.875% of their principal amount with the net cash proceeds of certain equity offerings. If the Company undergoes certain kinds of changes of control, or sells certain of its assets and does not either (1) apply the net sale proceeds to repay indebtedness under the Company’s senior secured credit facilities, the Notes or other indebtedness secured on a first-priority basis or (2) reinvest the net sale proceeds in its business, the Company may be required to offer to purchase Notes from holders at 101% of their principal amount, in the case of a change of control, or 100% of their principal amount, in the case of a sale of assets. Accrued and unpaid interest on the Notes would also be payable in each of the foregoing events of redemption or purchase.

Repayment of the Notes may be accelerated upon the occurrence of events of defaults specified in the Indenture, as described in Item 2.03 of this report, which description is incorporated by reference in this Item 1.01.

The Notes are the Company’s general senior obligations and rank equally in right of payment with all of the Company’s existing and future senior indebtedness, including amounts outstanding from time to time under the Company’s existing senior secured credit facilities and the Company’s outstanding 9.5% Senior Notes due 2015. The Notes are secured on a first-priority basis, equally and ratably with the Company’s existing senior secured credit facilities and any future pari passu secured obligations, subject to permitted liens, by substantially all of the assets of the Company and its subsidiaries that are deemed to be restricted subsidiaries under the Indenture. The Notes are guaranteed on a senior secured basis by each of the Company’s domestic restricted subsidiaries on the initial issue date of the Notes and will be guaranteed on a senior secured basis by all of the Company’s future domestic restricted subsidiaries, other than certain excluded subsidiaries. The guarantees are the subsidiary guarantors’ general senior obligations and rank equally in right of payment with all of the subsidiary guarantors’ existing and future senior indebtedness, including their guarantees of the Company’s existing senior secured credit facilities and the Company’s outstanding 9.5% Senior Notes due 2015.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of the Company’s restricted subsidiaries, to incur additional indebtedness, pay dividends on, redeem or repurchase the Company’s capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create liens, create restrictions on dividend and other payments to the Company from its subsidiaries, issue or sell stock of subsidiaries, and engage in a merger, sale or consolidation. All of the covenants are subject to a number of important qualifications and exceptions under the Indenture. The Indenture does not contain any financial maintenance covenants.

The Bank of New York Mellon also acts as trustee under the indenture governing the Company’s outstanding 9.5% Senior Notes due 2015.

The foregoing summary of the terms of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture (including the form of Global Note thereunder), which is filed as exhibit 4.1 to this report and incorporated in this Item 1.01 by reference.

Collateral Agreements

In connection with the issuance of the Notes and the pledge of assets of the Company and its restricted subsidiaries as collateral to secure the Notes, the Company and its subsidiaries entered into a First Lien Intercreditor Agreement, dated as of June 29, 2009 (the “Intercreditor Agreement”), among the Company, the Company’s subsidiaries, as the other Grantors, Deutsche Bank Trust Company Americas, as Collateral Agent for the First Lien Secured Parties referred to therein and as Authorized Representative for the Credit Agreement Secured Parties referred to therein, The Bank of New York Mellon, as the Initial Additional First Lien Authorized Representative, and each additional Authorized Representative from time to time party thereto. The rights of the holders of the Notes with respect to the collateral that secures the Notes on a first-priority basis is subject to the Intercreditor Agreement, which includes as parties all holders of obligations secured by such collateral on a first-priority basis, including the obligations under the Company’s existing senior secured credit facilities. Under the Intercreditor Agreement, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against the collateral, to control such proceedings and to approve amendments to or releases of the collateral from the lien of, and waive past defaults under, the documents relating to the collateral, generally will be at the direction of the authorized representative of the lenders under the senior secured credit facilities until (1) the Company’s obligations under the senior secured credit facilities are discharged (which discharge will not include certain refinancings of the senior secured credit facilities) or (2) 90 days after the occurrence of an event of default under the Indenture, if the authorized representative of the holders of the Notes represents the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than the senior secured credit facilities) and has complied with the applicable notice provisions.

In connection with the issuance of the Notes and the pledge of assets of the Company and its restricted subsidiaries as collateral to secure the Notes, the Company and its subsidiaries entered into amendments and restatements of the following two agreements that were originally entered into as of February 28, 2007 in connection with the Company’s senior secured credit facilities obtained on that date:

•

Amended and Restated Security Agreement, amended and restated as of June 29, 2009 (the “Security Agreement”), among the Company and the subsidiaries of the Company party thereto, as Assignors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent; and

•

Amended and Restated Pledge Agreement, amended and restated as of June 29, 2009 (the “Pledge Agreement”), among the Company and the subsidiaries of the Company party thereto, as Pledgors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent.

The Security Agreement and the Pledge Agreement establish the terms of the security interests and liens in and on the collateral that secures the Notes as well as the Company’s existing senior secured credit facilities.

Deutsche Bank Trust Company Americas is a lender and administrative agent under the Company’s existing senior secured credit facilities. Certain of its affiliates have provided investment banking services to the Company.

The Intercreditor Agreement, the Security Agreement and the Pledge Agreement are filed as exhibits 4.3, 4.4 and 4.5, respectively, to this report and are incorporated by reference in this Item 1.01. The foregoing summary of the terms of the Intercreditor Agreement, the Security Agreement and the Pledge Agreement is qualified in its entirety by reference to the text of the applicable agreement.

Registration Rights Agreement

In connection with the closing of the sale of Notes, the Company entered into a Registration Rights Agreement, dated as of June 29, 2009, by and among the Company, the subsidiary guarantors listed on the signature pages thereto, Banc of America Securities LLC and Deutsche Bank Securities Inc. (the “Registration Rights Agreement”) pursuant to which the Company has agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission to exchange the Notes for a new issue of substantially identical debt securities in an exchange registered under the Securities Act of 1933 or, if required, to file a shelf registration statement to cover resales of the notes under certain circumstances.

If (1) the Company fails either to (a) cause the exchange offer registration statement to be declared effective or to consummate the exchange offer within the period specified in the Indenture or (b) if required, cause any shelf registration statement with respect to resales of the Notes to be declared effective within the period specified in the Indenture or (2) the exchange offer registration statement or any shelf registration statement is declared effective but thereafter ceases to be effective or usable, subject to specified exceptions, in connection with exchanges or resales of the Notes, the Company will be required to pay additional interest to the holders of the Notes under certain circumstances. The maximum amount of additional interest payable in any such event may not exceed 1.0% per annum of the principal amount of the Notes.

Banc of America LLC and Deutsche Bank Securities Inc. have provided investment banking services to the Company. Certain of their affiliates are lenders under the Company’s existing senior secured credit facilities.

The foregoing summary of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is filed as exhibit 4.2 to this report and incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 2.03.

Upon the closing of the sale of the Notes, the Company became obligated as issuer of $350 million aggregate principal amount of secured senior indebtedness under the Notes. The Notes are guaranteed on a senior secured basis by each of the Company’s domestic restricted subsidiaries on the initial issue date of the Notes and will be guaranteed on a senior secured basis by all of the Company’s future domestic restricted subsidiaries, other than certain excluded subsidiaries. The Trustee or holders of at least 25% in principal amount of the outstanding Notes can declare 100% of the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately if specified events of default occur and are continuing. Events of default include, with certain specified exceptions and qualifications, the following events: the failure to pay the principal of any Note when due and payable at its stated maturity or upon acceleration, redemption or otherwise; the failure to make payment of interest on any Note when due and payable; a default in the performance of or breaches of other provisions of the Indenture or any collateral agreement or under the Notes; a default on certain other outstanding indebtedness or a failure to discharge certain judgments; certain events of bankruptcy, insolvency or reorganization relating to the Company or any significant subsidiary; the failure of certain subsidiary guarantees to be in full force and effect or the denial by a subsidiary guarantor of its obligations under its guarantee; and the failure of any agreement with respect to the assets securing the Notes as collateral to cease to be in full force and effect with respect to a material portion of such collateral, or to cease to give the collateral agent for the benefit of the holders of the Notes the liens, rights, powers and privileges in any material portion of such collateral. Upon the occurrence of any of the foregoing events of bankruptcy, insolvency or reorganization, payment under the Notes will become immediately due and payable without any act on the part of the Trustee or any holder of the Notes.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 3.03.

The Indenture described in Item 1.01 contains a covenant that generally limits cash dividends and dividends in other property of PAETEC paid on PAETEC’s common stock and other capital stock to amounts that do not exceed the cumulative amount of the sum of PAETEC’s consolidated EBITDA (as defined for purposes of the Indenture) in excess of a specified level of interest expense, plus the net cash proceeds of certain equity offerings, plus the net reduction of specified investments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The Company herewith files the following exhibits:

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of June 29, 2009, among PAETEC Holding Corp. (the “Company”), the Guarantors named therein and The Bank of New York Mellon, as Trustee, including the form of Global Note thereunder.

4.2	Registration Rights Agreement, dated as of June 29, 2009, by and among the Company, the subsidiaries of the Company listed on the signature pages thereto, Banc of America Securities LLC and Deutsche Bank Securities Inc.

4.3	First Lien Intercreditor Agreement, dated as of June 29, 2009, among the Company, the Company’s subsidiaries, as the other Grantors, Deutsche Bank Trust Company Americas, as Collateral Agent for the First Lien Secured Parties referred to therein and as Authorized Representative for the Credit Agreement Secured Parties referred to therein, The Bank of New York Mellon, as the Initial Additional First Lien Authorized Representative, and each additional Authorized Representative from time to time party thereto.

4.4	Amended and Restated Security Agreement, amended and restated as of June 29, 2009, among the Company and the subsidiaries of the Company party thereto, as Assignors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent.

4.5	Amended and Restated Pledge Agreement, amended and restated as of June 29, 2009, among the Company and the subsidiaries of the Company party thereto, as Pledgors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: June 29, 2009	/s/ Keith M. Wilson
Keith M. Wilson
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)

Index to Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of June 29, 2009, among PAETEC Holding Corp. (the “Company”), the Guarantors named therein and The Bank of New York Mellon, as Trustee, including the form of Global Note thereunder.

4.2	Registration Rights Agreement, dated as of June 29, 2009, by and among the Company, the subsidiaries of the Company listed on the signature pages thereto, Banc of America Securities LLC and Deutsche Bank Securities Inc.

4.3	First Lien Intercreditor Agreement, dated as of June 29, 2009, among the Company, the Company’s subsidiaries, as the other Grantors, Deutsche Bank Trust Company Americas, as Collateral Agent for the First Lien Secured Parties referred to therein and as Authorized Representative for the Credit Agreement Secured Parties referred to therein, The Bank of New York Mellon, as the Initial Additional First Lien Authorized Representative, and each additional Authorized Representative from time to time party thereto.

4.4	Amended and Restated Security Agreement, amended and restated as of June 29, 2009, among the Company and the subsidiaries of the Company party thereto, as Assignors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent.

4.5	Amended and Restated Pledge Agreement, amended and restated as of June 29, 2009, among the Company and the subsidiaries of the Company party thereto, as Pledgors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent.